Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

May 2, 2013
Kemper Corporation Reports First Quarter 2013 Results
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $58.4 million ($1.00 per share) for the first quarter of 2013, compared to $43.6 million ($0.73 per share) for the first quarter of 2012. Consolidated net operating income1 was $42.3 million ($0.72 per share) for the first quarter of 2013, compared to $33.4 million ($0.56 per share) for the first quarter of 2012.

	Three Months Ended
(Dollars in millions, except per share amounts) (Unaudited)	Mar 31, 2013	Mar 31, 2012
Consolidated Net Operating Income[1]	$42.3	$33.4
Income from Continuing Operations	58.6	36.3
Net Income	58.4	43.6

Basic Net Income Per Share From:
Consolidated Net Operating Income[1]	$0.72	$0.56
Continuing Operations	1.00	0.61
Net Income	1.00	0.73

“We are pleased with Kemper’s results in the first quarter, as net operating income per share increased 29 percent year-over-year,” said Donald G. Southwell, Kemper’s Chairman, President and Chief Executive Officer. “The overall property and casualty group’s underlying combined ratio improved 3 percentage points based on our strategic actions to implement rate increases, tighten underwriting and reduce expenses. Higher than planned retention and favorable reserve development led Kemper Direct to positive results in the first quarter of 2013. We continue to expect positive earnings from the run-off as we implement rate increases and further optimize operations.”

“In the Life and Health Insurance segment, the on-going low interest rate environment, coupled with higher benefits and other expenses, presented challenges in the quarter. However, we expect full year results for this segment to be comparable to last year’s results,” commented Southwell.

“Overall, our high quality investment portfolio performed well in the declining interest rate environment, as net investment income increased from higher returns on equity method investments and a higher investment base,” concluded Southwell.

1 Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Highlights

•	Net operating income per share increased 29 percent, to $0.72 per share, in the first quarter of 2013, compared to 2012.

•
Kemper Preferred posted a 2.4 percentage point improvement in the year-over-year homeowner underlying loss results, driven by the impact of rate increases and underwriting actions, as well as a decline in non-catastrophe weather losses.

•	Kemper Specialty continued to see improved year-over-year underlying loss results in personal auto, as continued rate actions and pricing segmentation efforts take effect.

•	The investment portfolio continued to produce solid returns for the quarter. The pre-tax equivalent annualized book yield for the first quarter of 2013 was 5.8 percent.

•	Kemper returned $20.5 million of capital to shareholders in the first quarter of 2013 through share repurchases and dividends.
Capital
During the first quarter of 2013, Kemper repurchased approximately 210,000 shares of common stock at a cost of $6.5 million and paid dividends of $14.0 million.
Year-to-date through April, Kemper repurchased approximately 500,000 shares of common stock at a cost of $15.6 million.
Kemper ended the quarter with a book value per share of $37.25, and a book value per share excluding net unrealized gains on fixed maturities of $31.55, up from $36.98 and $30.62, respectively, at the end of 2012.
At the end of the first quarter, the holding company held cash and investments of $187.4 million, and its $325 million revolving line of credit was undrawn.
Revenues
Total revenues were $615.9 million for the first quarter of 2013, compared to $611.2 million in 2012, and increased primarily from higher net realized gains on sales of investments, offset by lower earned premiums. Net realized gains on sales of investments increased $22.0 million as the company sold $138.5 million of corporate bonds in conjunction with a comprehensive review of the prospects of each issuer in the Company’s publicly traded bond portfolio. Earned premiums decreased $19.3 million, predominantly from planned reductions at Kemper Direct and Kemper Specialty.
Net investment income was $80.8 million in the first quarter of 2013, a $3.4 million increase from 2012, driven by higher returns on equity method investments and higher levels of investments. Net investment income increased $5.4 million for the combined property and casualty operations, largely due to higher returns on equity method investments and higher income from other equity interests. Net investment income decreased $2.7 million for the Life and Health Insurance segment, largely from lower returns on equity method investments and a lower yield. The portfolio generated a pre-tax equivalent annualized book yield of 5.8 percent for the first quarter of 2013.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior year development includes both catastrophe and non-catastrophe losses, (iii) catastrophe losses exclude the impact of prior year development and (iv) underlying loss ratio includes loss and loss adjustment expenses.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2013	Mar 31, 2012
Segment Net Operating Income (Loss):
Kemper Preferred	$18.8	$10.4
Kemper Specialty	3.5	4.1
Kemper Direct	6.7	(1.3)
Life and Health Insurance	21.2	27.8
Total Segment Net Operating Income	50.2	41.0
Corporate and Other Net Operating Loss	(7.9)	(7.6)
Consolidated Net Operating Income	42.3	33.4
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	17.5	3.2
Net Impairment Losses Recognized in Earnings	(1.2)	(0.3)
Income from Continuing Operations	$58.6	$36.3
Kemper Preferred reported net operating income of $18.8 million for the first quarter of 2013, compared to $10.4 million in 2012. Results improved $8.4 million primarily from $4.7 million higher favorable prior year reserve development, $2.5 million higher net investment income and $1.0 million lower catastrophe losses. The underlying combined ratio of 95.3 percent was essentially flat compared to 2012, as improvements in the homeowners and other personal insurance lines were offset by a deterioration in auto. The homeowners underlying loss ratio improved as higher average premium rates, lower fire losses and lower non-catastrophe storm losses were partially offset by higher covered water related losses. The auto underlying loss ratio deteriorated as higher average premium rates were more than offset by higher severity for bodily injury and higher frequency and severity for collision coverages.
Kemper Specialty reported net operating income of $3.5 million for the first quarter of 2013, compared to $4.1 million in 2012. The current quarter’s results included $0.7 million higher catastrophe losses and $0.4 million of adverse prior year reserve development, compared to $0.6 million of favorable prior year reserve development in 2012. Kemper Specialty’s underlying combined ratio improved to 100.4 percent in the first quarter of 2013, compared to 101.0 percent in 2012. The underlying loss ratio improved 1.4 points to 79.3 percent, driven by higher average premium rates in personal auto. The expense ratio increased 0.8 percentage points, largely related to Kemper Specialty’s investment in technology.

Kemper Direct reported net operating income of $6.7 million for the first quarter of 2013, compared to a net operating loss of $1.3 million in 2012. The combined ratio improved due to a lower underlying combined ratio, $1.4 million higher favorable prior year reserve development and $1.0 million lower catastrophe losses. The underlying loss ratio improved 12.0 percentage points to 72.7 percent, largely from higher average premium rates and lower severity in liability coverages. The expense ratio decreased 7.1 percentage points to 26.1 percent, driven by lower marketing and related policy acquisition expense, reduced headcount and employee related accrual adjustments.

The Life and Health Insurance segment reported net operating income of $21.2 million for the first quarter of 2013, compared to $27.8 million in the prior year. The $6.6 million decrease is driven by a $5.3 million decrease in the profitability of life insurance products and a $1.1 million decrease in the profitability of accident and health products. The decrease in net income from life insurance products is primarily attributed to higher non-commission insurance expenses, lower returns on investments, due to declining portfolio yields, and higher mortality rates. The lower profitability on accident and health insurance products is primarily due to higher morbidity and initial start-up expenses to expand distribution channels at Reserve National.

Corporate and Other net operating loss increased $0.3 million for the first quarter of 2013, largely related to higher retirement benefits and other corporate expenses, partially offset by higher unallocated investment income.

Unaudited condensed consolidated statements of income for the three months ended March 31, 2013 and 2012 are presented below:

	Three Months Ended
(Dollars in millions, except per share amounts)	Mar 31, 2013	Mar 31, 2012
Revenues:
Earned Premiums	$509.9	$529.2
Net Investment Income	80.8	77.4
Other Income	0.2	0.2
Net Realized Gains on Sales of Investments	26.9	4.9
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(2.4)	(0.5)
Portion of Losses Recognized in Other Comprehensive Income	0.5	—
Net Impairment Losses Recognized in Earnings	(1.9)	(0.5)
Total Revenues	615.9	611.2
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	349.2	376.6
Insurance Expenses	158.3	162.4
Interest and Other Expenses	23.8	21.8
Total Expenses	531.3	560.8
Income from Continuing Operations before Income Taxes	84.6	50.4
Income Tax Expense	(26.0)	(14.1)
Income from Continuing Operations	58.6	36.3
Income (Loss) from Discontinued Operations	(0.2)	7.3
Net Income	$58.4	$43.6

Income from Continuing Operations Per Unrestricted Share:
Basic	$1.00	$0.61
Diluted	$1.00	$0.60

Net Income Per Unrestricted Share:
Basic	$1.00	$0.73
Diluted	$1.00	$0.72

Dividends Paid to Shareholders Per Share	$0.24	$0.24

Unaudited business segment revenues for the three months ended March 31, 2013 and 2012 are presented below:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2013	Mar 31, 2012
REVENUES
Kemper Preferred:
Earned Premiums	$219.2	$215.0
Net Investment Income	15.0	10.9
Other Income	0.1	0.1
Total Kemper Preferred	234.3	226.0
Kemper Specialty:
Earned Premiums	99.2	106.8
Net Investment Income	6.3	5.2
Other Income	0.1	—
Total Kemper Specialty	105.6	112.0
Kemper Direct:
Earned Premiums	33.7	47.0
Net Investment Income	3.8	3.6
Total Kemper Direct	37.5	50.6
Life and Health Insurance:
Earned Premiums	157.8	160.4
Net Investment Income	53.0	55.7
Other Income	—	0.1
Total Life and Health Insurance	210.8	216.2
Total Segment Revenues	588.2	604.8
Net Realized Gains on the Sales of Investments	26.9	4.9
Net Impairment Losses Recognized in Earnings	(1.9)	(0.5)
Other	2.7	2.0
Total Revenues	$615.9	$611.2

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in millions)

	Mar 31, 2013	Dec 31, 2012
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$4,856.5	$4,860.2
Equity Securities at Fair Value	554.1	521.9
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	248.1	253.0
Short-term Investments at Cost which Approximates Fair Value	362.8	327.5
Other Investments	494.8	497.5
Total Investments	6,516.3	6,460.1
Cash	97.5	96.3
Receivables from Policyholders	363.2	369.3
Other Receivables	202.7	206.1
Deferred Policy Acquisition Costs	304.5	303.4
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	—	5.4
Other Assets	260.2	256.7
Total Assets	$8,056.2	$8,009.1
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,174.8	$3,161.6
Property and Casualty	942.3	970.6
Total Insurance Reserves	4,117.1	4,132.2
Unearned Premiums	646.8	650.9
Liabilities for Income Taxes	25.8	21.5
Notes Payable at Amortized Cost	611.6	611.4
Accrued Expenses and Other Liabilities	482.5	431.4
Total Liabilities	5,883.8	5,847.4
Shareholders’ Equity:
Common Stock	5.8	5.8
Paid-in Capital	722.5	725.0
Retained Earnings	1,158.0	1,118.2
Accumulated Other Comprehensive Income	286.1	312.7
Total Shareholders’ Equity	2,172.4	2,161.7
Total Liabilities and Shareholders’ Equity	$8,056.2	$8,009.1

Unaudited selected financial information for the Kemper Preferred segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2013	Mar 31, 2012

Results of Operations

Net Premiums Written	$205.8	$207.0
Earned Premiums:
Automobile	$127.1	$126.6
Homeowners	78.2	74.7
Other Personal	13.9	13.7
Total Earned Premiums	219.2	215.0
Net Investment Income	15.0	10.9
Other Income	0.1	0.1
Total Revenues	234.3	226.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	147.9	145.0
Catastrophe Losses and LAE	7.0	8.5
Prior Years:
Non-catastrophe Losses and LAE	(6.8)	(0.6)
Catastrophe Losses and LAE	(1.4)	(0.3)
Total Incurred Losses and LAE	146.7	152.6
Insurance Expenses	61.2	60.3
Operating Profit	26.4	13.1
Income Tax Expense	(7.6)	(2.7)
Segment Net Operating Income	$18.8	$10.4

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	67.4%	67.4%
Current Year Catastrophe Losses and LAE Ratio	3.2	4.0
Prior Years Non-catastrophe Losses and LAE Ratio	(3.1)	(0.3)
Prior Years Catastrophe Losses and LAE Ratio	(0.6)	(0.1)
Total Incurred Loss and LAE Ratio	66.9	71.0
Incurred Expense Ratio	27.9	28.0
Combined Ratio	94.8%	99.0%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	67.4%	67.4%
Incurred Expense Ratio	27.9	28.0
Underlying Combined Ratio	95.3%	95.4%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	95.3%	95.4%
Current Year Catastrophe Losses and LAE Ratio	3.2	4.0
Prior Years Non-catastrophe Losses and LAE Ratio	(3.1)	(0.3)
Prior Years Catastrophe Losses and LAE Ratio	(0.6)	(0.1)
Combined Ratio as Reported	94.8%	99.0%

Unaudited selected financial information for the Kemper Specialty segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2013	Mar 31, 2012

Results of Operations

Net Premiums Written	$108.4	$117.7
Earned Premiums:
Personal Automobile	$87.1	$96.6
Commercial Automobile	12.1	10.2
Total Earned Premiums	99.2	106.8
Net Investment Income	6.3	5.2
Other Income	0.1	—
Total Revenues	105.6	112.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	78.7	86.2
Catastrophe Losses and LAE	1.1	0.1
Prior Years:
Non-catastrophe Losses and LAE	0.6	(1.0)
Catastrophe Losses and LAE	0.1	0.1
Total Incurred Losses and LAE	80.5	85.4
Insurance Expenses	20.9	21.7
Operating Profit	4.2	4.9
Income Tax Expense	(0.7)	(0.8)
Segment Net Operating Income	$3.5	$4.1

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	79.3%	80.7%
Current Year Catastrophe Losses and LAE Ratio	1.1	0.1
Prior Years Non-catastrophe Losses and LAE Ratio	0.6	(0.9)
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.1
Total Incurred Loss and LAE Ratio	81.1	80.0
Incurred Expense Ratio	21.1	20.3
Combined Ratio	102.2%	100.3%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	79.3%	80.7%
Incurred Expense Ratio	21.1	20.3
Underlying Combined Ratio	100.4%	101.0%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	100.4%	101.0%
Current Year Catastrophe Losses and LAE Ratio	1.1	0.1
Prior Years Non-catastrophe Losses and LAE Ratio	0.6	(0.9)
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.1
Combined Ratio as Reported	102.2%	100.3%

Unaudited selected financial information for the Kemper Direct segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2013	Mar 31, 2012

Results of Operations

Net Premiums Written	$31.2	$43.9
Earned Premiums:
Automobile	$31.5	$44.5
Homeowners	2.2	2.4
Other Personal	—	0.1
Total Earned Premiums	33.7	47.0
Net Investment Income	3.8	3.6
Total Revenues	37.5	50.6
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	24.5	39.8
Catastrophe Losses and LAE	0.6	2.1
Prior Years:
Non-catastrophe Losses and LAE	(5.8)	(3.9)
Catastrophe Losses and LAE	(0.2)	—
Total Incurred Losses and LAE	19.1	38.0
Insurance Expenses	8.8	15.6
Operating Profit (Loss)	9.6	(3.0)
Income Tax Benefit (Expense)	(2.9)	1.7
Segment Net Operating Income (Loss)	$6.7	$(1.3)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	72.7%	84.7%
Current Year Catastrophe Losses and LAE Ratio	1.8	4.5
Prior Years Non-catastrophe Losses and LAE Ratio	(17.2)	(8.3)
Prior Years Catastrophe Losses and LAE Ratio	(0.6)	—
Total Incurred Loss and LAE Ratio	56.7	80.9
Incurred Expense Ratio, Including Write-off of Intangible Assets	26.1	33.2
Combined Ratio	82.8%	114.1%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	72.7%	84.7%
Incurred Expense Ratio, Including Write-off of Intangible Assets	26.1	33.2
Underlying Combined Ratio	98.8%	117.9%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	98.8%	117.9%
Current Year Catastrophe Losses and LAE Ratio	1.8	4.5
Prior Years Non-catastrophe Losses and LAE Ratio	(17.2)	(8.3)
Prior Years Catastrophe Losses and LAE Ratio	(0.6)	—
Combined Ratio as Reported	82.8%	114.1%

Unaudited selected financial information for the Life and Health Insurance segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2013	Mar 31, 2012

Results of Operations

Earned Premiums:
Life	$97.9	$98.5
Accident and Health	40.2	41.5
Property	19.7	20.4
Total Earned Premiums	157.8	160.4
Net Investment Income	53.0	55.7
Other Income	—	0.1
Total Revenues	210.8	216.2
Policyholders’ Benefits and Incurred Losses and LAE	102.9	100.6
Insurance Expenses	76.0	72.6
Operating Profit	31.9	43.0
Income Tax Expense	(10.7)	(15.2)
Segment Net Operating Income	$21.2	$27.8
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income (Loss)
Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from income (loss) from continuing operations the after-tax impact of 1) net realized gains (losses) on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) other significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income (loss) from continuing operations.
Kemper believes that Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains (losses) on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three months ended March 31, 2013 and 2012 is presented below:

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2013	Mar 31, 2012
Consolidated Net Operating Income	$42.3	$33.4
Net Income From:
Net Realized Gains on Sales of Investments	17.5	3.2
Net Impairment Losses Recognized in Earnings	(1.2)	(0.3)
Income from Continuing Operations	$58.6	$36.3
Consolidated Net Operating Income Per Unrestricted Share
Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income by the weighted-average unrestricted shares outstanding. The most directly comparable GAAP financial measure is Income from Continuing Operations Per Unrestricted Share‐Basic.
A reconciliation of Consolidated Net Operating Income Per Unrestricted Share to Income from Continuing Operations Per Unrestricted Share for the three months ended March 31, 2013 and 2012 is presented below:

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2013	Mar 31, 2012
Consolidated Net Operating Income Per Unrestricted Share	$0.72	$0.56
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.30	0.05
Net Impairment Losses Recognized in Earnings	(0.02)	—
Income from Continuing Operations Per Unrestricted Share	$1.00	$0.61
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at March 31, 2013 and December 31, 2012 is presented below:

(Dollars in Millions) (Unaudited)	Mar 31, 2013	Dec 31, 2012
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,840.0	$1,789.9
Net Unrealized Gains on Fixed Maturities	332.4	371.8
Shareholders’ Equity	$2,172.4	$2,161.7
Underlying Combined Ratio
Underlying combined ratio is a non-GAAP financial measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the incurred expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its first quarter 2013 results in a conference call on Friday, May 3 at 11 a.m. EST. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through May 17, 2013 at 855.859.2056 using conference ID number 33799273.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the first quarter of 2013 which is available at kemper.com.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents.
Additional information about Kemper, including its filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS